Exhibit 99.1
Contact:

Media Rich Tauberman MWW Group (for Verisk Analytics) 202-585-2282 rtauberman@mww.com	Investor Relations Eva Huston Head of Investor Relations Verisk Analytics, Inc. 201-469-2142 eva.huston@verisk.com
Verisk Analytics, Inc., Prices $450 Million of Senior Notes Due 2021
JERSEY CITY, N.J., March 30, 2011 (GLOBE NEWSWIRE) — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading source of information about risk, today announced the pricing of an issuance of $450 million of 5.800% Senior Notes due 2021. The closing of the offering is expected to occur on April 6, 2011, subject to satisfaction of customary closing conditions. Verisk Analytics expects to use the net proceeds for general corporate purposes, including the repayment of indebtedness and/or acquisitions.
BofA Merrill Lynch and J.P. Morgan acted as book-running managers for the offering. SunTrust Robinson Humphrey and Wells Fargo Securities acted as co-managers.
The offering of these securities is made only by means of a prospectus. Copies may be obtained by contacting BofA Merrill Lynch, 100 West 33rd Street, 3rd Floor, New York, NY 10001 (attention Syndicate Operations), e-mail: dg.prospectus_requests@baml.com, telephone: 1-800-294-1322; or by contacting J.P. Morgan, High Grade Syndicate Desk, 383 Madison Avenue, New York, NY 10179, telephone: 212-834-4533. The notes are being offered pursuant to an automatically effective shelf registration statement filed with the Securities and Exchange Commission on March 29, 2011.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor will there be any sale of the Notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful. Any offer, solicitation, or sale of the Notes will be made only by means of the prospectus supplement and the accompanying prospectus.

About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, mortgage, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision-support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Verisk Analytics, Inc., cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release, incorporated by reference into this press release, or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” and similar expressions may identify forward-looking statements. Risks associated with the factors described under the heading “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2010, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release, incorporated by reference into this press release, or otherwise made by our company or our management.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
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